SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                               Exchange Act of 1934

 Filed by the Registrant   X
 Filed by a Party other than the Registrant ___
 Check the appropriate box:
   __ Preliminary Proxy Statement
   __ Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
   X  Definitive Proxy Statement
   __ Definitive Additional Materials
   __ Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                      WAUSAU-MOSINEE PAPER CORPORATION
            (Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

 Payment of Filing Fee (Check the appropriate box):

   X No fee required

  __ Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

  __ Fee paid previously with preliminary materials.

  __ Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: ___________________________
     (2)  Form, Schedule or Registration Statement No:______________
     (3)  Filing Party: ___________________________
     (4)  Date Filed: ___________________________

                                   [WMPC LOGO]


                                    March 18, 2003


Dear Shareholder:

   You are cordially invited to attend our annual meeting of shareholders to be held on April 17, 2003, at The Wausau Club, Wausau, Wisconsin. At the annual meeting we will elect three Class I directors for terms expiring in 2006. Details on the time and place of the meeting are set forth in the attached notice and proxy statement as are the customary and important disclosures concerning the background of our directors and executive compensation matters.

   In addition, I want to call your attention to the proxy statement's discussion of the significant changes we have made in the past few months in our corporate governance structure and procedures. The role of our independent directors in the oversight of our audited financial statements, the determination of executive compensation, and the nomination of new directors has been significantly increased under committee charters and other policies recently approved by the Board of Directors. These and other matters are discussed in the proxy statement under "Governance of the Company." I urge you to read about the steps your Board has taken to instill even greater confidence in the governance and financial reporting of Wausau-Mosinee Paper Corporation.

   I look forward to seeing you at the annual meeting. Whether or not you plan to attend the annual meeting, please sign and return the enclosed proxy so that your vote will be counted.


Sincerely,


THOMAS J. HOWATT

Thomas J. Howatt
President and CEO

                        WAUSAU-MOSINEE PAPER CORPORATION
                            1244 KRONENWETTER DRIVE
                         MOSINEE, WISCONSIN 54455-9099

                             _____________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             _____________________

   The annual meeting of shareholders of Wausau-Mosinee Paper Corporation will be held at The Wausau Club, 309 McClellan Street, Wausau, Wisconsin, on Thursday, April 17, 2003, at 2:00 p.m., local time. The following proposals will be considered by shareholders at the annual meeting:

   1. The election of three Class I directors; and

   2. Any other business that properly comes before the meeting.

   The record date for determining the holders of common stock entitled to notice of and to vote at the annual meeting or any adjournment thereof is the close of business on February 20, 2003.

   PLEASE PROMPTLY VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

   March 18, 2003

                                      By order of
                                      the Board of Directors

                                      SCOTT P. DOESCHER

                                      Scott P. Doescher
                                      Secretary

                                 PROXY STATEMENT
                                       FOR
                        WAUSAU-MOSINEE PAPER CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 17, 2003

                                     TABLE OF CONTENTS

                                                                       Page No.

Solicitation of Proxies....................................................   1

Voting Procedures..........................................................   1
     Your Vote.............................................................   1
     Shareholders Entitled to Vote.........................................   1
     Quorum, Required Vote, and Related Matters............................   2

Governance of the Company..................................................   2
     The Board of Directors................................................   2
     Proposal Requiring Your Vote - Election of Directors..................   2
     Committees of the Board of Directors..................................   4
     Compensation of Directors.............................................   5
     Corporate Governance Guidelines.......................................   5
     Determination of Independence of Directors............................   5

Stock Ownership............................................................   6
     Stock Ownership of Directors, Executive Officers, and 5% Shareholders.   6
     Section 16(a) Beneficial Ownership Reporting Compliance...............   7

Report of the Audit Committee and Related Matters..........................   7
     Audit Committee Report................................................   7
     Independent Auditor Fees..............................................   9
     Audit Committee Pre-Approval Policies.................................   9
     Relationships With Previous Independent Auditors......................   9

Executive Compensation.....................................................  10
     Summary Compensation Table............................................  10
     Stock Options and Stock Appreciation Rights...........................  11
     Retirement Benefits...................................................  12

Report of the Compensation Committee.......................................  13

Stock Price Performance Graph..............................................  15

Other Matters..............................................................  16
     Costs of Solicitation.................................................  16
     Proxy Statement Proposals.............................................  16
     Householding of Annual Meeting Materials..............................  16

Appendices
     Appendix A - Audit Committee Charter.................................. A-1
     Appendix B - Compensation Committee Charter........................... B-1
     Appendix C - Corporate Governance Committee Charter................... C-1
     Appendix D - Corporate Governance Guidelines.......................... D-1
     Appendix E - Categorical Standards for Determination of Director
        Independence....................................................... E-1

WAUSAU-MOSINEE PAPER CORPORATION                                 MARCH 18, 2003
1244 KRONENWETTER DRIVE
MOSINEE, WISCONSIN  54455-9099


                             SOLICITATION OF PROXIES

   We are providing these proxy materials in connection with the solicitation of proxies by the Board of Directors of Wausau-Mosinee Paper Corporation for use at the 2003 annual meeting of shareholders, including any adjournment thereof. The annual meeting will be held at 2:00 p.m., at The Wausau Club, 309 McClellan Street, Wausau, Wisconsin, on April 17, 2003.

                                VOTING PROCEDURES

YOUR VOTE

   Your vote is important. Whether or not you plan to attend the annual meeting, please sign, date, and return the enclosed proxy promptly in order to be sure that your shares are voted. You may revoke your proxy at any time before it is voted by giving written notice to the Secretary of the Company at our principal office in Mosinee, Wisconsin, by filing another duly executed proxy bearing a later date with the Secretary, or by giving oral notice to the presiding officer at the annual meeting.

   All shares represented by your properly completed proxy which have been submitted to the Company prior to the meeting (and which have not been revoked) will be voted in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A PROPOSAL, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

   If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the persons named as proxies in the proxy form furnished to you by the Board will have discretion to vote on those matters according to their best judgment to the same extent as you would be entitled to vote. As of the date of this proxy statement, we do not anticipate that any other matters will be presented to the annual meeting.

SHAREHOLDERS ENTITLED TO VOTE

   General. Shareholders at the close of business on the record date, February 20, 2003, are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each proposal properly brought before the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by an inspector of elections appointed by the Board. On the record date, there were 51,536,891 shares of common stock outstanding.

   Dividend Reinvestment Plan and Common Stock Purchase Plan Participants. If you are a participant in the Dividend Reinvestment and Stock Purchase Plan or Common Stock Purchase Plan, your proxy will also serve to direct the plan administrator to vote any shares of common stock held for you under either plan at the close of business on the record date. Shares beneficially owned by participants in the plans for which no proxy or other voting directions are received will not be voted. Your form of proxy will permit you to vote the shares held in the plan.

   401(k) Plan Participants. If you are a participant in our 401(k) plan you may vote an amount of shares equivalent to the interest in our common stock credited to your account as of the record date. Your proxy card will serve as voting instructions for the trustee of the 401(k) plan. If you own shares through the 401(k) plan and do not vote, the plan trustees will vote the plan shares in the same proportion as shares for which instructions were received under the plan. Your form of proxy will permit you to vote the shares held in the plan.
                                        1
QUORUM, REQUIRED VOTE, AND RELATED MATTERS

   Quorum. A quorum is present if a majority of the votes entitled to be cast on a proposal are represented at the annual meeting in person or by proxy. For purposes of determining a quorum, shareholders who are present in person or are represented by proxy, but who abstain from voting, are considered present and count toward the determination of the quorum. Shares reported as broker non-votes are also considered to be shares present for purposes of determining whether a quorum is present.

   Broker Non-votes. If you hold shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the proposals to be voted upon. Brokers or nominees who are the holders of record of Company common stock for customers generally have discretionary authority to vote on certain routine matters. However, such brokers generally will not have authority to vote on other matters if they have not received instructions from their customers. If you do not give your broker or nominee specific instructions, your shares may not be voted on those proposals or counted in determining the number of shares necessary for approval. In determining the vote of a shareholder on matters for which a broker or nominee does not have the authority to vote shares held of record by the broker or nominee, the shares will be recorded as a "broker non-vote."

   Election of Directors. Directors are elected by a plurality of the votes cast. For this purpose, a "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum of the three directors to be chosen at the annual meeting. You may vote in favor of the nominees specified on the accompanying proxy form or may withhold your vote as to one or more of such nominees. Shares withheld or not otherwise voted in the election of directors (because of abstention, broker non-vote, or otherwise) will have no effect on the election of directors.

   All Other Proposals. As of the date of this proxy statement, we do not anticipate that any other proposals will be brought before the annual meeting. Generally, proposals other than the election of directors which are brought before the meeting will be approved if the votes cast for the proposal exceed the votes cast against the proposal.

                            GOVERNANCE OF THE COMPANY

THE BOARD OF DIRECTORS

   Number and Qualifications. The Board consists of eight directors and is divided into three classes consisting of three Class I and Class II directors, respectively, and two Class III directors. One class of directors is to be elected at each annual meeting of shareholders to serve a three-year term. No person may be elected a director if that person has attained age 70 as of the date of the election. Under the Company's Corporate Governance Guidelines, a majority of the Board members must be independent, as determined in accordance with New York Stock Exchange, Inc. ("NYSE") listing standards. See "Determination of Independence of Directors" below.

   Meetings of the Board. The Board met eight times in 2002. Each of the directors attended at least 75% of the total number of the meetings of the Board and the committees on which they served during the last fiscal year.

   Meetings of Non-management Directors. The Board's non-management directors will meet in executive session following each February Board meeting and will then establish a schedule of additional meetings. The non-management directors must meet at least twice each year. At their February, 2003, meeting, the directors selected Gary W. Freels to preside over the meeting of non-management directors. Shareholders and others may communicate directly with Mr. Freels or the non-management directors by writing to the Company's corporate office, 1244 Kronenwetter Drive, Mosinee, Wisconsin 54455-9099.

PROPOSAL REQUIRING YOUR VOTE - ELECTION OF DIRECTORS

   At the annual meeting, shareholders will be asked to elect three Class I directors for terms of office which will expire at the annual meeting of shareholders to be held in 2006. Upon recommendation of the Corporate Governance Committee, the Board has nominated Walter Alexander, San W. Orr, Jr., and
                                        2
David B. Smith, Jr., for reelection as Class I directors. Each of the candidates has consented to serve if elected, but in the event one or more of the nominees is not a candidate at the annual meeting, it is the intention of the proxies to vote for such substitute or substitutes as may be designated by the Board.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE THREE NOMINEES FOR CLASS I DIRECTOR. The following table sets forth information concerning the business background and experience of the nominees for reelection and all continuing directors. Unless specified, all current positions listed for a nominee or director have been held for at least five years. Directors whom the Board has determined are independent under the criteria of the NYSE listing standards are denoted by an asterisk (*).

                         PRINCIPAL OCCUPATION                 CLASS AND YEAR
                         AND OTHER                            WHICH TERM      DIRECTOR
NAME AND AGE             DIRECTORSHIPS                        WILL EXPIRE       SINCE
NOMINEES
Walter Alexander*, 68    President of Alexander Lumber          Class I         1997
                         Co.; also a director of Old Second     2006
                         Bancorp, Inc.; formerly a director
                         of Mosinee Paper Corporation
                         (1987-1997)

San W. Orr, Jr., 61      Chairman of the Board of the Company   Class I         1970
                         and Advisor, Estates of A.P. Woodson   2006
                         and Family; Chief Executive Officer
                         of the Company (2000; 1994-1995);
                         formerly Chairman of the Board
                         (1987-1997) and a director (1972-1997)
                         of Mosinee Paper Corporation; also a
                         director of Marshall & Ilsley
                         Corporation

David B. Smith, Jr.*, 64 Consultant; formerly Vice President,   Class I         1972
                         Labor Relations, Weyerhaeuser Company  2006

CONTINUING DIRECTORS
Harry R. Baker*, 70      Former President and Chief             Class II        1992
                         Executive Officer, Marathon Electric   2004
                         Manufacturing Corporation
                         (1989-1998); formerly a director of
                         Mosinee Paper Corporation (1995-1997)

Richard L. Radt, 71      Vice Chairman of the Board of the      Class II        1997
                         Company; President and Chief Executive 2004
                         Officer and a director of the Company
                         (1977-1987); formerly Vice Chairman
                         (1993-1997) and President and Chief
                         Executive Officer (1988-1993) of
                         Mosinee Paper Corporation

Dennis J. Kuester*, 61   President and CEO and a director of    Class II        2001
                         Marshall & Ilsley Corporation; also    2004
                         a director of Modine Manufacturing
                         Company
                                        3

                         PRINCIPAL OCCUPATION                 CLASS AND YEAR
                         AND OTHER                            WHICH TERM      DIRECTOR
NAME AND AGE             DIRECTORSHIPS                        WILL EXPIRE       SINCE
Gary W. Freels*, 54      President, Alexander Properties, Inc.  Class III       1996
                         (investment management); formerly      2005
                         President, M&I First American
                         Bank (1992-1995)

Thomas J. Howatt, 53     President and Chief Executive Officer  Class III       2000
                         of the Company since August, 2000;     2005
                         formerly Senior Vice President,
                         Printing & Writing Group (1997-2000)
                         and Vice President and General
                         Manager, Printing & Writing Division
                         (1994-1997)

COMMITTEES OF THE BOARD OF DIRECTORS

   Audit Committee. The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Audit Committee charter is included in this proxy statement as Appendix A. Each member of the Committee satisfies the criteria for independence under current and proposed NYSE listing standards.

   Mr. Baker (Chairman), Mr. Alexander, Mr. Freels, and Mr. Kuester serve on the Audit Committee. The Committee met eleven times in 2002. See "Report of the Audit Committee and Related Matters," page 7, for the report of the Audit Committee and other information relating to the selection of, and fees paid to, the independent auditor.

   Compensation Committee. The Compensation Committee is appointed by the Board to (1) discharge the Board's responsibilities relating to compensation of the Company's directors and officers, and (2) produce an annual report on executive compensation for inclusion in the Company's proxy statement. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies, and programs, and approves the granting of stock options under the Company's 2000 Stock Option Plan. The Compensation Committee charter is included in this proxy statement as Appendix
B. Each member of the Committee satisfies the criteria for independence under current and proposed NYSE listing standards. The Committee's report on the Company's compensation policies for executive officers is included in this proxy statement under the caption "Report of the Compensation Committee," page 13.

   Mr. Alexander (Chairman), Mr. Baker, Mr. Freels, and Mr. Smith serve as members of the Compensation Committee. The Committee met three times in 2002, including meetings of the predecessor Option and SAR Committee.

   Corporate Governance Committee. The Corporate Governance Committee is appointed by the Board (1) to identify individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board's performance; and (4) to recommend to the Board director nominees for each committee. The Corporate Governance Committee charter is included in this proxy statement as Appendix C. Each member of the Committee satisfies the criteria for independence under current and proposed NYSE listing standards.

   The Corporate Governance Committee will consider the nomination of candidates for directors submitted by shareholders. Inquiries concerning nominations with pertinent background information should be directed to the Chairman of the Corporate Governance Committee, in care of the Company. Mr. Freels (Chairman), Mr. Alexander, Mr. Kuester, and Mr. Smith serve on the Corporate Governance Committee. The Committee met twice in 2002, including the meeting of the predecessor Nominating Committee.
                                        4
COMPENSATION OF DIRECTORS

   Each director is paid a retainer of $2,000 per month and $1,000 for each meeting of the Board attended. In addition, the chairmen of the Executive and Audit Committees each receive an annual retainer of $5,000 and the chairmen of the Corporate Governance and Compensation Committees each receive an annual retainer of $3,000. Directors receive a meeting fee of $500 for each meeting of a Board committee attended. Upon initial election to the Board, a director receives an option to purchase 15,000 shares of the Company's stock at the current market price. Upon reelection to a three-year term, a director receives an option to purchase 10,000 shares of the Company's stock at the current market price. Mr. Smith participates in the Company's health insurance plan and the other directors who are officers of the Company receive salaries and benefits related to their duties. No other director received more than the standard arrangements described above.

   The Directors' Deferred Compensation Plan provides that directors may elect each year to defer some or all of the fees otherwise payable in cash during the year. Amounts deferred become payable in cash in a lump sum or in quarterly installments after a director's termination of service. In the event a director's service terminates because of a change of control of the Company, as defined in the plan, payment of all deferred amounts will be made in a lump sum. During the period in which payment is deferred, a director may elect that the deferred fees be credited with interest at the prime rate in effect as of each calendar quarter at The Chase Manhattan Bank of New York, or that the deferred fees be converted into common stock equivalent units. If common stock equivalent units are elected, the director's account is also credited with stock equivalent units representing the common stock which could have been purchased with the cash dividends which would have been paid on the accumulated stock equivalent units had the units been actual common stock. Stock equivalent units are converted to cash based upon the fair market value of the common stock at the time of distribution. During 2002, Mr. Alexander, Mr. Baker, Mr. Howatt, Mr. Freels, and Mr. Kuester participated in the plan and deferred all or a portion of the retainer or meeting fees otherwise payable to them.

   In October, 2002, the Board terminated the retirement policy for directors. Directors who began service on the Board prior to January 1, 2003, and served on the Board for at least five years prior to termination of service will remain eligible to receive a monthly benefit equal to the monthly retainer and meeting fees in effect at termination of service. Benefits will be paid for a period of time equal to the retired director's period of service on the Board, including service on the board of directors of Mosinee Paper Corporation prior to December 17, 1997. Retirement benefits terminate at death and are accelerated in the event of a change of control of the Company, as defined in the policy.

CORPORATE GOVERNANCE GUIDELINES

   The Company's Corporate Governance Guidelines set forth basic principles and guidelines concerning the qualifications and responsibilities of directors, Board committees, and other matters. The Guidelines provide that the Company shall have Audit, Compensation, and Corporate Governance Committees in addition to any other committees the Board considers appropriate. The Corporate Governance Guidelines are included as Appendix D to this proxy statement.

DETERMINATION OF INDEPENDENCE OF DIRECTORS

   Our Corporate Governance Guidelines provide that a majority of the Board and all members of our Audit, Compensation, and Corporate Governance Committees will consist of independent directors, as determined in accordance with NYSE listing standards. Our Board currently consists of 8 members, 5 of whom satisfy the requirements for independence under current NYSE audit committee standards, the proposed NYSE listing requirements, and SEC rules which will be applicable to audit committees of listed companies.

   During 2002 we engaged in various business transactions with companies for which some of our directors serve as directors or officers. Each of these transactions was done in the ordinary course of business and at prices and on terms prevailing at the time for comparable transactions with unrelated persons. The Board has adopted categorical standards to assist it in determining whether any of such
                                        5
transactions create a material relationship which precludes independence. In general terms, and absent other factors, the Board's categorical standards provide that a customer relationship is not material if the Company does not account for more than 2% of the revenue of the director's business and not more than 2% of the Company's revenue is derived from the director's business. Similarly, in the case of a lending relationship, absent other factors, the relationship is not material if the Company obtained the credit on the same terms as other borrowers, the credit would have been available from other lenders, and the interest and fees paid by the Company does not exceed 2% of the lender's total income. The Board's categorical standards are included as Appendix E to this proxy statement.

   Each of the Company's non-management directors meet the categorical standards adopted by the Board. None of our non-management directors receive any compensation from the Company other than in his capacity as a director.

                                 STOCK OWNERSHIP

STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS, AND 5% SHAREHOLDERS

   The following table sets forth, based on statements filed with the SEC or information otherwise known to us, the name of each person believed by us to own more than 5% of our common stock and the number of shares of common stock held by each person.

                                                  COMMON SHARES     PERCENT OF
NAME AND ADDRESS                               BENEFICIALLY OWNED      CLASS
Wilmington Trust Company.......................... 8,814,985          17.10%
Rodney Square North
1100 N. Market Street
Wilmington, DE  19890-0001

Trustees of David B. Smith Family Trust........... 3,175,216(1)        6.16%
1206 E. Sixth Street
Merrill, WI  54452

   (1)David B. Smith, Jr., Thomas P. Smith, Margaret S. Mumma, and Sarah S. Miller are the co-trustees of the David B. Smith Family Trust (the "Trust") which owns 2,368,372 shares of common stock. Including common stock which is beneficially owned by the trustees on an individual basis and common stock owned by the Trust, each of the trustees has sole or shared investment authority with respect to the following percentages of common stock: David B. Smith, Jr., 4.69%; Thomas P. Smith, 4.77%; Margaret S. Mumma, 5.31%; and Sarah S. Miller, 5.18%.

                                        6
   The following table sets forth the number of shares of common stock beneficially owned as of the record date by each of the directors, each person nominated to become a director, each of our current executive officers named in the summary compensation table and all such nominees, directors and executive officers as a group.

                                                     COMMON STOCK   PERCENT OF
NAME                                               BENEFICIALLY OWNED(1)  CLASS
Walter Alexander  .............................................    31,212           *
Harry R. Baker  ...............................................    28,729           *
Gary W. Freels  ...............................................   995,085(2)     1.93%
Thomas J. Howatt  .............................................   512,142        1.00%
Dennis J. Kuester  ............................................    15,000(3)        *
San W. Orr, Jr.  .............................................. 1,195,820(4)     2.31%
Richard L. Radt  ..............................................    48,546           *
David B. Smith, Jr.  .......................................... 2,417,491(5)     4.69%
Stuart R. Carlson  ............................................   135,806           *
John J. Schievelbein  .........................................   106,000           *
Scott P. Doescher  ............................................   106,335           *
Dennis M. Urbanek  ............................................   154,369           *
All directors and executive officers as a group (15 persons)... 6,039,477(6)    11.38%

*  Less than 1%

(1)Includes, for all persons listed, shares which may be acquired through the exercise of options on or before 60 days. Each non-management director holds an option with respect to 15,000 shares. Shares subject to options held by the executive officers named in the summary compensation table are listed in the table on page 12 under the column, "Exercisable" options. Options held by other executive officers who are directors: Mr. Orr, 206,668 shares, and Mr. Radt, 36,000 shares.
(2)Includes 975,065 shares of common stock held by two charitable foundations of which Mr. Freels serves as president and/or a director.
(3)The Marshall & Ilsley Trust Company is trustee of the Company's retirement plans and holds our common stock as such trustee and in its various other fiduciary capacities, including the shares held as custodian of the David B. Smith Family Trust described in note (5). Mr. Kuester is the President and CEO and a director of Marshall & Ilsley Corporation, the parent corporation of the Trust Company. Mr. Kuester disclaims any beneficial interest in the shares held of record by the Trust Company.
(4)Includes 686,011 shares as to which Mr. Orr exercises shared voting and investment power (and as to which beneficial ownership is disclaimed).
(5)David B. Smith, Jr. is a co-trustee of the David B. Smith Family Trust which holds 2,368,372 shares of common stock. See note (1) under the preceding table.
(6)The shares disclosed incorporate footnotes (1) - (5).

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires directors and officers and persons who own more than 10% of the common stock outstanding ("reporting persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Reporting persons are also required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by them with the SEC. We review copies of the Section 16(a) forms received by us or rely upon written representations from certain of these reporting persons to determine compliance with the Section 16(a) regulations for purposes of this proxy statement. Based on our review of these reports and the representations of the reporting persons, we believe that all reports required to be filed by Section 16(a) were filed on a timely basis.

REPORT OF THE AUDIT COMMITTEE AND RELATED MATTERS

AUDIT COMMITTEE REPORT

   During the 2002 fiscal year, the Audit Committee met at various times with senior members of the Company's financial management team and the Company's independent auditor to review and discuss the Company's financial statements (including critical accounting policies, significant accounting issues, and assumptions made in connection with those policies and preparation of the financial statements),
                                        7
financial management issues, and the Company's system of internal controls. The discussions of the Company's system of internal controls included the manager of internal auditing and involved discussions with the independent auditor of the internal audit department's responsibilities, budget, and staffing.

   The Audit Committee met with the Company's senior financial management team and the independent auditor to review the Company's audited financial statements for the 2002 fiscal year prior to their issuance. At that meeting, the Committee received assurances from senior financial management that all financial statements had been prepared in accordance with accounting principles generally accepted in the United States. In addition, the Committee asked the independent auditor to address and respond to questions concerning the audited financial statements, the audit process and other related matters. This discussion centered on the following questions posed by the Committee to the independent auditor:

 o Are there any accounting judgments made by management in preparing the financial statements that would have been made differently had the auditor prepared and been responsible for the financial statements?

 o Based on the auditor's experience and its knowledge of the Company, do the Company's financial statements fairly present to investors, with clarity and completeness, the Company's financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

 o Based on the auditor's experience and its knowledge of the Company, has the Company implemented all internal controls and internal audit procedures that are appropriate for the Company?

   In connection with its review of the audited financial statements, the Audit Committee discussed with the independent auditor the independence of the firm under SEC rules for the purposes of expressing an opinion on the Company's financial statements and considered whether the provision of nonaudit services is compatible with maintaining the auditor's independence. The Committee received from the independent auditor the written disclosure and the letter relating to the independence of the firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee also discussed with the independent auditor the matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees).

   Management has the primary responsibility for the Company's financial statements and the overall reporting process. It is not the duty of the Audit Committee to conduct auditing or accounting reviews or procedures. The Committee acts only in an oversight capacity and it necessarily relies on the work and assurances provided by management and the independent auditor and it therefore does not have an independent basis to determine whether management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal controls and procedures. Accordingly, the Committee's reviews of the Company's financial statements and its discussions with the Company's senior financial management team and the independent auditor do not guarantee that the Company's financial statements have been prepared in accordance with accounting principles generally accepted in the United States or that the audit has been carried out in accordance with auditing standards generally accepted in the United States.

   In reliance on the reviews and discussions described in this report and on the report of the independent auditor, the Audit Committee recommended to the Board of Directors that it approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the SEC.

                                                    AUDIT COMMITTEE
                                                    Harry R. Baker (Chairman)
                                                    Walter Alexander
                                                    Gary W. Freels
                                                    Dennis J. Kuester
                                        8

INDEPENDENT AUDITOR FEES

   The following table presents aggregate professional fees billed by our independent auditors Deloitte & Touche LLP ("Deloitte"), during the 2002 fiscal year in the categories specified:

      Service
      Audit Fees                                                    $209,400(1)
      Financial Information Systems Design and Implementation Fees         0(2)
      All Other Fees                                                 111,932(3)
                                                                    $321,332

(1)Fees for professional services rendered for the audit of the Company's financial statements for 2002 and review of the unaudited financial statements included in the Company's quarterly reports on Form 10-Q for the second and third quarters of 2002.
(2)Deloitte did not perform any professional services in 2002 with respect to the Company's information systems, management of the Company's local area network, or the design or implementation of hardware or software system that aggregates source data for the Company's financial statements or generates information significant to the statements.
(3)Fees represent professional services related to tax compliance and consultation ($87,432), as well as the audit of the Company's employee benefit plans ($24,500).

AUDIT COMMITTEE PRE-APPROVAL POLICIES

   Since August 29, 2002, all auditing and non-audit services have been pre-approved by the Committee. The Committee has delegated to the chairman, and in his absence, to Mr. Freels, the authority to grant pre-approvals for services not in excess of 10% of the annual audit fee. Any such pre-approvals must be presented to the full Committee at its next meeting.

   In granting approval for services, the Audit Committee (or the appropriate designated Committee member) considers the type and scope of service, the fees, whether the provision of services is permitted to be performed by an independent auditor, and whether such service is compatible with maintaining the auditor's independence.

RELATIONSHIPS WITH PREVIOUS INDEPENDENT AUDITORS

   Upon the recommendation of the Audit Committee, the Board appointed Deloitte & Touche LLP as independent auditor to audit the books, records, and accounts of the Company for the fiscal year ending December 31, 2002. Representatives of Deloitte will be present at the annual meeting and will have an opportunity to make a statement or respond to appropriate questions.

   Arthur Andersen LLP ("Andersen") served as the Company's independent auditor for the 2001 fiscal year and Wipfli Ullrich Bertelson LLP ("Wipfli") served as the Company's independent auditor in 2000 and for prior years. As the Company previously reported in Form 8-K dated June 18, 2002, with respect to Andersen, and in Form 8-K dated October 19, 2001, with respect to Wipfli:

   o the reports of (1) Andersen on the Company's financial statements for the fiscal year ended December 31, 2001, and (2) Wipfli on the Company's financial statements for the fiscal year ended December 31, 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles;

   o in connection with the audit for the 2001 fiscal year and through June 18, 2002, there were no disagreements with Andersen, and in connection with the audit for the fiscal year ended December 31, 2000, and through October 19, 2001, there were no disagreements with Wipfli, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused Andersen or Wipfli, as applicable, to make reference to such matters in its report on the financial statements for those years if not resolved to its satisfaction;

   o during (1) the fiscal year ended December 31, 2001, and through the period ended June 18, 2002, with respect to Andersen, and (2) the fiscal year ended December 31, 2000, and through the period ended October 19, 2001, with respect to Wipfli,

                                        9
   o there were no events relating to, among other things, the former auditor's concerns over the Company's internal controls, the auditor's ability to rely on management's representations, the scope of the audit, or the fairness or reliability of the Company's financial statements, nor, during their respective period of service as independent auditor, were either Andersen or Wipfli consulted by the Company on any such matters; and

   o during their respective period of service as independent auditor, neither Andersen nor Wipfli was consulted regarding the application of accounting principles to a specified transaction, the type of audit option that might be rendered on the Company's financial statements, any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, or any matter described in the preceding paragraph.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

   The table below sets forth compensation earned by, or awarded or paid by us to, the CEO as of December 31, 2002, and to each of our four most highly compensated executive officers as of December 31, 2002, whose salary and bonus exceeded $100,000 for the last fiscal year.

                                         SUMMARY COMPENSATION TABLE
                                                                                       LONG TERM
                                                                                     COMPENSATION
                                                      ANNUAL COMPENSATION               AWARDS

                                                                       OTHER ANNUAL     OPTIONS/    ALL OTHER
NAME AND PRINCIPAL POSITION                 YEAR  SALARY(1)    BONUS   COMPENSATION($)  SARS(#)*  COMPENSATION

Thomas J. Howatt,                           2002  $503,702  $  255,965     $0           54,000(2) $ 59,560(3)
President and CEO                           2001  $452,083  $  113,021     $0           18,000(2) $ 59,165
                                            2000  $335,345  $   71,        $0          382,500(2) $ 18,570

Stuart R. Carlson,                          2002  $293,740  $  149,382     $0           36,000(2) $  6,717(4)
Executive Vice President,                   2001  $281,592  $   70,        $0           18,000(2) $  4,092
Administration                              2000  $261,593  $   36,715     $0           42,500(2) $  3,570

John J. Schievelbein, Senior Vice           2002  $225,642  $  110,617     $0           36,000(2) $  5,646(4)
President, Printing & Writing Group         2001  $182,221  $   49,016     $0           18,000(2) $  4,306
                                            2000  $137,744  $   45,240     $0           88,500(2) $ 18,570

Scott P. Doescher, Senior Vice              2002  $220,987  $  112,349     $0           36,000(2) $  4,982(4)
President, Finance, Secretary and Treasurer 2001  $172,221  $   18,989     $0          113,000(2) $  4,226

Dennis M. Urbanek, Senior Vice              2002  $224,494  $  114,172     $0           36,000(2) $  5,997(4)
President, Engineering and                  2001  $215,444  $   48,459     $0           18,000(2) $  4,942
Environmental Services                      2000  $215,000  $   49,450     $0           42,500(2) $  3,570

*  All grants represent options to acquire common stock.
(1)Includes compensation deferred by officers under 401(k) plan.
(2)50% of the shares granted in 2002 are subject to satisfaction of financial performance conditions by the Company in fiscal 2003 and 50% in fiscal 2004. Because financial performance conditions were not satisfied, options with respect to 12,000 shares granted to each named officer in 2001 have lapsed, and options granted in 2000 have lapsed with respect to 17,500 shares for Mr. Howatt, Mr. Carlson, and Mr. Urbanek and 16,500 shares for Mr. Schievelbein.
(3)Director's fees of $32,000, 401(k) contribution of $4,675, and credits of $22,885 payable under the Company's flexible benefit plan. Mr. Howatt's fees were deferred under the Deferred Compensation Plan for Directors described under the caption "Director Compensation."
                                                   10
(4)Contributions of $4,675 under 401(k) plan and credits payable under the Company's flexible benefit plan to: Mr. Carlson, $2,042; Mr. Schievelbein, $971; Mr. Doescher, $307; and Mr. Urbanek, $1,322.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

       Grants. We maintain stock appreciation rights ("SAR") and stock option plans pursuant to which grants may be made to key employees. The following grants were made in 2002 to executive officers named in the summary compensation table.

                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS                             ALTERNATIVE
                                                                                               GRANT DATE
                                                                                                 VALUE
                                        % OF TOTAL
                                        OPTIONS/SARS                MARKET
                                        GRANTED TO                  PRICE OF
                                        EMPLOYEES IN EXERCISE OR    STOCK ON                   GRANT DATE
                           OPTIONS/SARS FISCAL YEAR  BASE PRICE     DATE OF       EXPIRATION   PRESENT
                           GRANTED(#)*                ($/SH)         GRANT          DATE       VALUE $(1)
Mr. Howatt................   54,000(2)    7.66%      $ 11.39        $ 11.39        12/11/22    $240,300
Mr. Carlson...............   36,000(2)    5.11%      $ 11.39        $ 11.39        12/11/22    $160,200
Mr. Schievelbein..........   36,000(2)    5.11%      $ 11.39        $ 11.39        12/11/22    $160,200
Mr. Doescher..............   36,000(2)    5.11%      $ 11.39        $ 11.39        12/11/22    $160,200
Mr. Urbanek...............   36,000(2)    5.11%      $ 11.39        $ 11.39        12/11/22    $160,200

      *   All grants in 2002 were stock options.
      (1) Determined pursuant to Black-Scholes option pricing model. The material assumptions and adjustments incorporated into the Black-Scholes model in estimating the value of the options reflected in the above table include (a) an option term of 20 years; (b) risk-free rate of return (represented by the interest rate on long-term U.S. Treasury securities with maturity date corresponding to the term on the grant date); (c) volatility calculated using daily stock prices for the 36-month period prior to the grant date; (d) dividends representing the annualized dividend paid with respect to the underlying common stock; and (e) reductions to reflect the probability of a shortened term due to termination of employment prior to the option expiration date. The particular assumptions used for each grant date are:

                                                                      REDUCTION
                        RISK-FREE                            ANNUAL      FOR
                         RATE OF                            DIVIDEND  SHORTENED
          GRANT DATE      RETURN   VOLATILITY   DIVIDENDS     YIELD      TERM

          12/12/2002     4.03%       53.67%       $0.34       2.99%      9.86%

          The actual value, if any, a grantee will realize upon exercise of an option will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised. See "Report of the Compensation Committee."
      (2) 50% of the shares granted in 2002 are subject to satisfaction of financial performance conditions by the Company in fiscal 2003 and 50% in fiscal 2004.

      Exercise and Year-End Value. The following table sets forth information regarding the exercise of stock options or SARs in 2002 by each of the executive officers named in the summary compensation table and the December 31, 2002, value of unexercised, in-the-money stock options or SARs held by each such person.

         AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                                              VALUE OF UNEXERCISED
                                                  NUMBER OF UNEXERCISED     IN-THE-MONEY OPTIONS/SARS
                    SHARES                       OPTIONS/SARS AT FY-END(#)        AT FY-END($)
                   ACQUIRED         VALUE
NAME             ON EXERCISE(#)   REALIZED($)  EXERCISABLE    UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
Mr. Howatt           0                0        498,817*         54,000*      $ 822,870*(1)      $  0
                                               22,183<dagger>       0        $ 213,648<dagger>  $  0
Mr. Carlson          0                0        134,800*         36,000*      $ 132,354*         $  0
                                                46,200<dagger>       0       $ 196,532<dagger>  $  0
Mr. Schievelbein     0                         106,000*         36,000*      $ 166,994*         $  0
Mr. Doescher         0                0        106,000*         36,000*      $   2,220*         $  0
Mr. Urbanek          0                0        137,520*         36,000*      $  84,004*         $  0
                                                18,480<dagger>       0       $  72,610<dagger>  $  0

*       Options.
<dagger>SARs exercisable only for cash.  In cases of SAR valuations, includes, in cases where the grant so provides, the value of hypothetical shares credited to grantee under provision in SAR grant which assumes cash dividends are paid on underlying shares and invested in hypothetical common stock.
(1) Value of options with respect to 32,444 shares includes the value of hypothetical shares credited under the Dividend Equivalent Plan which assumes cash dividends are paid on underlying shares and invested in hypothetical common stock.

RETIREMENT BENEFITS

   Our retirement plan bases a participant's pension on the value of a hypothetical account balance in the plan. A participant will receive an annual credit to his account equal to 4.25% of covered compensation up to the Social Security taxable wage base and 8.5% of the covered compensation in excess of the taxable wage base, plus an interest credit on all prior accruals equal to the one year Constant Maturity U.S. Treasury rate. The benefit payable under the plan is determined by converting the hypothetical account balance credits into annuity form.

   Executive officers also participate in a nonqualified supplemental retirement plan under which benefits are determined by compensation without regard to limitations contained in the cash balance plan. The supplemental plan will provide an executive officer with a retirement benefit equal to 50% of his average salary and bonus upon retirement at age 62 after 10 years of service as an executive officer. The supplemental plan provides for an offset of benefits payable under the cash balance plan. Accrued benefits under the supplemental plan will be paid in a lump sum in the event of a change of control of the Company, as defined in the supplemental plan.
                                       12
   Based on average covered compensation as of December 31, 2002, the following estimated single life annual benefits would be payable from the cash balance and supplemental retirement plans upon retirement at normal retirement age under the cash balance plan (age 65) to the following executive officers:

                                      QUALIFIED    ADDITIONAL      TOTAL     AVERAGE
                          YEARS OF      PLAN      SUPPLEMENTAL  RETIREMENT   COVERED
EXECUTIVE OFFICER         SERVICE(1)   BENEFIT    PLAN BENEFIT    BENEFIT  REMUNERATION
Mr. Howatt                   10       $67,000       $176,000     $243,000     $487,000
Mr. Carlson                  11       $23,000       $156,000     $179,000     $358,000
Mr. Schievelbein             12       $28,000       $ 65,000     $ 93,000     $216,000
Mr. Doescher                  2       $34,000       $ 59,000     $ 93,000     $185,000
Mr. Urbanek                  12       $43,000       $ 93,000     $136,000     $272,000

(1)Years of service as an executive officer under the supplemental plan. Vesting under the supplemental plan with respect to the listed officers requires attainment of age 55 and 10 years of service as an executive officer. All officers are vested in their accrued benefit under the cash balance plan.

                      REPORT OF THE COMPENSATION COMMITTEE

   The Compensation Committee establishes and reviews base salaries of executive officers and is responsible for the establishment and implementation of executive bonus and incentive programs, general compensation policies, and grants under stock option, SAR and dividend equivalent plans. This report describes the policies of the Compensation Committee as in effect for the 2002 fiscal year.

   General. The Committee's compensation policy is designed to align the interests of executives and shareholders by making a significant portion of each executive officer's compensation package directly related to the annual performance of the Company and the performance of the Company's common stock. The total compensation paid to executive officers and the retirement and other fringe benefits provided by the Company are designed to offer a level of compensation which is competitive with other companies in the paper industry. Some, but not all, of the companies used for purposes of compensation comparisons are included in the 43 companies which, in addition to the Company, comprise the Media General index of paper companies' stock performance under the caption "Stock Price Performance Graph." The Committee makes compensation comparisons only with those companies whose operations are similar to the Company or which have operating units which are similar to the Company. Given the disparity in size between companies which operate in the paper industry and the difficulty in determining the precise duties of executive officers of other companies, it is difficult to draw exact comparisons with the compensation policies of other companies. The determination of executive compensation is, therefore, subjective.

   The Compensation Committee is aware that, except for certain plans approved by shareholders, Section 162(m) of the Internal Revenue Code of 1986, as amended, limits deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the summary compensation table who are officers on the last day of the year. No compensation paid in 2002 exceeded the deductible limit. The Committee reviews this limit and its application to the Company's compensation policies as part of its compensation policy.

   Base Compensation. The Compensation Committee does not rely on specific salary and benefit comparisons, but does periodically consider and review surveys of paper industry compensation and may retain independent consultants in order to gauge the relationship of its executive officers' base salaries and benefit levels to the levels of comparable paper companies. Annual increases in the base salary of each of the Company's executive officers are determined in accordance with the Committee's policy of maintaining competitive salary levels with other paper industry companies (as discussed above), and individual job performance.
                                        13
   Individual job performance in the prior fiscal year is the most important factor considered by the Compensation Committee in annual reviews and in determining appropriate increases in base salary. The CEO annually assesses the job performance of executive officers who report to him. The CEO's base salary is determined by the Committee on the same basis as that of the Company's other executive officers, except that the Committee annually establishes performance criteria for the CEO and reviews his performance. Individual performance criteria generally include an evaluation of the performance of the individual officer's fundamental duties and responsibilities and the extent to which specific individual performance goals used to measure incentive compensation have been achieved.

   Incentive Compensation Based on Financial Performance of the Company and Individual Performance. The Company's compensation policies are intended to subject a significant portion of executive officer compensation to risks relating to the Company's achievement of annual financial objectives.
Incentive compensation is predicated on the degree to which the Company achieves targeted returns on capital employed and is measured by earnings per share. Individual performance objectives, which also relate to increased Company financial performance, account for approximately 25% of total incentive compensation opportunities. The amount of incentive awards are established as a percentage of executive officer base salaries and are designed to provide total annual cash compensation which is comparable to amounts paid to officers in comparable positions in the paper industry.

   In 2002, Mr. Howatt, Mr. Carlson, Mr. Doescher, and Mr. Urbanek participated in a plan which provided for incentive compensation equal to a maximum of 75% of base salary based upon the Company's earnings per share. Incentive bonuses were 0% at adjusted earnings per share (as defined in the plan) of $.22 and increased on a pro rata basis to the maximum percentage of salary at $1.00 per share. The officers could also earn an additional 25% of base salary upon achievement of individual performance objectives.

   Senior Vice Presidents of the operating groups each participated in a plan which provided for incentive compensation ranging from 0% of base salary to 50% of base salary, depending upon achievement of his operating group's targeted operating profit. Each also had the opportunity to earn 25% of base salary based upon achievement of individual performance objectives and 25% of base salary based on the earnings per share incentive bonus program described in the preceding paragraph.

   Criteria used in the assessment of Mr. Howatt's eligibility for incentive compensation based upon individual objectives included the achievement of capital spending targets, increases in mill operating efficiencies, and the achievement of reductions in working capital. The individual performance objectives for executive officers other than the CEO vary by individual job responsibilities. They may include, for example, reductions in working capital, attainment of targeted capital spending levels, increases in productivity and volume of product shipped, and reduction in operating costs.

   In all cases, earnings per share were adjusted for accruals on SARs, bonus expense, and extraordinary items.

   Stock Based Compensation. Executive officers participate in stock option, SAR and dividend equivalent plans at various levels. The Compensation Committee may impose restrictions as to exercise or vesting of grants. The Compensation Committee has not established formal criteria by which the size of plan grants are determined, but the Committee considers the amount and terms of each grant already held by an executive officer in determining the size and terms of any new grant. The value of these grants are principally related to the long-term performance of the common stock and, therefore, provide an identity of interests between executive officers and the shareholders.

   Committee Interlocks and Insider Participation. Mr. Orr is Chairman of the Board and served on the Compensation Committee until October, 2002.

                                               COMPENSATION COMMITTEE
                                               Walter Alexander (Chairman)
                                               Harry R. Baker
                                               Gary W. Freels
                                               David B. Smith, Jr.
                                        14
STOCK PRICE PERFORMANCE GRAPH

   The following graph and table compare the yearly percentage change in the cumulative total shareholder return on our common stock for the period beginning December 31, 1992, and ending December 31, 2002, with the Media General Financial Services' Russell 2000 and Paper and Paper Products Indices for the same periods. The graph and table assume that the value of the investment in our common stock and each index on December 31, 1997, was $100 and that all dividends were reinvested. All price information is as of the last trading day of the fiscal year.

[Stock Price Performance Graph deleted pursuant to Rule 304(d) of
Regulation S-T. Data reported in the graph is also reported in the following tabular form in the proxy statement delivered to shareholders.]

                                                                December 31
                           1992   1993  1994   1995  1996   1997  1998   1999    2000   2001   2002
Wausau-Mosinee
 Paper Corporation........ 77.70 103.14 79.46 105.83 90.82 100.00  89.19  60.28  54.06  66.43  63.53
MG Paper & Paper Products. 56.50  59.03 65.96  81.97 94.16 100.00 100.11 124.27 112.85 110.81 101.25
Russell 2000 Index........ 46.75  55.59 54.58  70.10 81.74 100.00  97.20 116.24 111.22 112.36  88.11

                                       15
                                  OTHER MATTERS

COSTS OF SOLICITATION

   In addition to solicitation by mail, our officers, directors and regular employees may solicit proxies in person or by telephone, facsimile, electronic mail or other forms of communication. Expenses in connection with the solicitation of proxies, including the reasonable expenses of brokers, fiduciaries and other nominees in forwarding proxy material to beneficial owners of our common stock, will be borne by us.

PROXY STATEMENT PROPOSALS

   Any shareholder who intends to present a proposal at the annual meeting to be held in 2004 must deliver the written proposal to the Secretary of the Company at our office in Mosinee, Wisconsin:

      o not later than November 18, 2003, if the proposal is submitted for inclusion in our proxy materials for the 2004 meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

      o on or after January 17, 2004, and on or before February 17, 2004, if the proposal is submitted pursuant to our bylaws, in which case we are not required to include the proposal in our proxy materials.

Shareholders may present a proposal at the 2004 annual meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Nominations for director made from the floor at the annual meeting of shareholders to be held in 2004 require advance notice in accordance with the bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

      In accordance with notices sent to shareholders who share the same address, we are sending only one annual report and proxy statement to that address unless we receive contrary instuructions from any shareholder at that address. This practice, which is called "householding," is designed to reduce our printing and postage costs and the volume of duplicate information you receive. We expect that most banks, brokers and other nominee record holders will also "household" proxy statements and annual reports for shareholders
whose accounts are held in street name.   Each shareholder will continue to
receive a separate proxy card. We will promptly deliver a separate copy of our proxy statement or annual report to any shareholder upon written or oral request to the Secretary, Wausau-Mosinee Paper Corporation, 1244 Kronenwetter Drive, Mosinee, WI 54455-9099, telephone: (715) 693-4470.

      Shareholders holding stock in their own name who wish to either request or discontinue householding may contact the Secretary of the Company at the address or telephone number listed in the preceding paragraph. Shareholders whose shares are held in street name and who wish to request or discontinue householding, should contact their bank, broker, or other nominee record holder.

                                    By order of the Board of Directors


                                    SCOTT P. DOESCHER

                                    Scott P. Doescher
                                    Secretary

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY.

                                   APPENDIX A

                        WAUSAU-MOSINEE PAPER CORPORATION
                             AUDIT COMMITTEE CHARTER
                           AS AMENDED FEBRUARY 11, 2003



1. PURPOSE

   The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

2. COMMITTEE MEMBERSHIP

  (a) Number and Qualifications. The Audit Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence and experience requirements of the New York Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission. Committee members shall not simultaneously serve on the audit committees of more than two other public companies.

  (b) Selection and Appointment. The members of the Audit Committee shall be appointed and may be replaced by the Board on the recommendation of the Corporate Governance Committee.

3. MEETINGS

   The Audit Committee shall meet as often as it determines appropriate, but not less frequently than quarterly. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

4. COMMITTEE AUTHORITY AND RESPONSIBILITIES

  (a) Appointment of Independent Auditor. The Audit Committee shall have the sole authority to appoint or replace the independent auditor. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

  (b) Approval of Services.

     (1) The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to the completion of the audit.

      (2) The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate. The authority to grant preapprovals of audit and permitted non-audit services may be delegated to the chair of the Committee, or, in his absence, one other member, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.
                                       A-1

  (c) Retention of Advisors. The Audit Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

  (d) Reports to the Board.  The Audit Committee shall make regular reports to
the Board.   The Committee shall review and reassess the adequacy of this
Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

5. COMMITTEE PROCEDURES

   In exercising its authority and fulfilling its responsibilities under this Charter, the Audit Committee, shall take the following actions to the extent it deems necessary or appropriate.

  (a) Financial Statement and Disclosure Matters.

     (1) Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made under "Management's Discussion and Analysis of Financial Conditions and Results of Operations," and recommend to the Board whether the audited financial statements should be included in the Company's Form 10-K.

     (2) Review and discuss with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements and disclosures made under "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

     (3) Discuss with management and the independent auditor significant financial reporting issues and judgments regarding accounting principles and financial statement presentations made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls, and any special steps adopted in light of material control deficiencies.

     (4) Review and discuss quarterly reports from the independent auditors on:

        (A) All critical accounting policies and practices to be used.

        (B) All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

        (C) Other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

     (5) Discuss with management the Company's earnings press releases, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentations to be made). The committee is not required to discuss in advance each release or each instance in which earnings guidance may be provided.

     (6) Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

     (7) Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.
                                       A-2
     (8) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

     (9) Review disclosures made to the Audit Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company's internal controls.

  (b) Oversight of the Company's Relationship with the Independent Auditor.

     (1) Review and evaluate the lead partner of the independent auditor team.

     (2) Obtain and review a report from the independent auditor at least annually regarding (a) the independent auditor's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, and (d) all relationships between the independent auditor and the Company. Evaluate the qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors. The Audit Committee shall present its conclusions with respect to the independent auditor to the Board.

     (3) Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure continuing auditor independence, it is appropriate to adopt a policy of rotating the independent auditing firm on a regular basis.

     (4) Recommend to the Board policies for the Company's hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.

     (5) Discuss with the national office of the independent auditor issues on which they were consulted by the Company's audit team and matters of audit quality and consistency.

     (6) Meet with the independent auditor prior to the audit to discuss the planning and staffing of the audit.

  (c) Oversight of the Company's Internal Audit Function.

     (1) Review the appointment and replacement of the senior internal auditing executive.

     (2) Review the significant reports to management prepared by the internal auditing department and management's responses.

     (3) Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit.

  (d) Compliance Oversight Responsibilities.

     (1) Obtain from the independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

     (2) Obtain reports from management, the Company's senior internal auditing executive and the independent auditor that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements. Review reports and disclosures of insider and affiliated party transactions and the report of the Corporate Governance Committee concerning the
                                       A-3
   Corporate Compliance Program. Advise the Board with respect to the Company's policies and procedures regarding compliance with laws and regulations applicable to the Company's reporting and disclosure obligations under the Exchange Act and other matters within the scope of the Committee's authority and responsibility.

     (3) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     (4) Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company's financial statements or accounting policies.

     (5) Discuss with the Company's general counsel legal matters that may have a material impact on the financial statements or the Company's compliance policies.

6. LIMITATION OF AUDIT COMMITTEE'S ROLE

   While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor.

                                   APPENDIX B

                        WAUSAU-MOSINEE PAPER CORPORATION
                         COMPENSATION COMMITTEE CHARTER
                          AS ADOPTED FEBRUARY 11, 2003

1. PURPOSE

   The Compensation Committee is appointed by the Board to (1) discharge the Board's responsibilities relating to compensation of the Company's directors and officers and (2) produce an annual report on executive compensation for inclusion in the Company's proxy statement. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company.

2. COMMITTEE MEMBERSHIP

   The Compensation Committee shall consist of no fewer than three members. The members of the Compensation Committee shall meet the independence requirements of the New York Stock Exchange and shall be appointed and may be removed by the Board on the recommendation of the Corporate Governance Committee.

3. COMMITTEE AUTHORITY AND RESPONSIBILITIES

  (a) General Principles. In determining the levels of base salary and incentive compensation of executive officers and the adoption of, or granting of awards under, any other compensatory plans, program, agreements, or benefits intended to benefit executive officers or employees, the Committee will consider the Company's performance and relative shareholder return, the value of similar incentive awards at comparable companies, and salary and the awards given in past years.

  (b) CEO Performance and Compensation. The Compensation Committee shall annually review and approve corporate goals and objectives relevant to CEO compensation and evaluate the CEO's performance in light of those goals and objectives. The Committee shall (i) annually review and approve the annual base salary level and annual incentive opportunity level for the CEO, and (ii) from time to time, review and adopt or enter into such other compensatory plans, programs, agreements, or benefits as it deems appropriate in the discharge of its obligations.

  (c) Other Executive Officer Compensation. The Compensation Committee shall annually consider the CEO's performance reviews of executive officers of the Company other than the Chairman and Vice Chairman, if any. The Committee shall
(i) annually review and approve for all executive officers the annual base salary level and the annual incentive opportunity level and (ii) from time to time, review and adopt or enter into such other compensatory plans, programs, agreements, or benefits as it deems appropriate in the discharge of its obligations.

  (d) Director Compensation. The Compensation Committee shall determine the form and amount of compensation of the directors. This determination shall be made after consideration by the Committee of director compensation at comparable companies, the performance of the Company, and such other factors as the Committee may, from time to time, consider appropriate, including the recommendations of outside consultants.

  (e) Incentive and Equity-based Plans. The Compensation Committee shall annually review the Company's incentive-compensation plans and equity-based plans and shall amend such plans or adopt (subject to any requirements of shareholder approval) successor or additional plans as it deems appropriate in light of the Company's performance and relative shareholder return, similar plans at comparable companies, and the total compensation and other benefits provided to officers and employees of the Company.

  (f) Stock Options and SARs. The Compensation Committee shall administer the stock option, stock appreciation rights, dividend equivalent, and all other equity-based compensation plans of the Company as from time to time in effect and shall have the sole authority to make grants thereunder.
                                                  B-1
  (g) Use of Advisors. The Compensation Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

  (h) Delegation of Authority. The Compensation Committee may form and delegate authority to subcommittees when appropriate.

  (i) Reports to Board. The Compensation Committee shall make regular reports to the Board.

  (j) Annual Review. The Compensation Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

                                   APPENDIX C

                         WAUSAU-MOSINEE PAPER CORPORATION
                      CORPORATE GOVERNANCE COMMITTEE CHARTER
                           AS ADOPTED FEBRUARY 11, 2003

1. PURPOSE

   The Corporate Governance Committee is appointed by the Board (1) to identify individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board's performance; and (4) to recommend to the Board director nominees for each committee.

2. COMMITTEE MEMBERSHIP

   The Corporate Governance Committee shall consist of no fewer than three members. The members of the Committee shall meet the independence requirements of the New York Stock Exchange and shall be appointed and may be replaced by the Board.

3. COMMITTEE AUTHORITY AND RESPONSIBILITIES

  (a) Identification of New Directors. The Corporate Governance Committee shall identify individuals qualified to become Board members. The Committee shall recommend to the Board the selection of director nominees for (i) election at the next annual meeting and (ii) election by the Board to fill a vacancy as provided in the Company's bylaws.

  (b) Corporate Governance Guidelines. The Corporate Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval.

  (c) Assessment of Board Performance. The Corporate Governance Committee shall oversee an annual review of the Board's performance.

  (d )Recommendation of Committee Members. The Corporate Governance Committee shall recommend to the Board director nominees for each committee of the Board.

  (e) Succession Planning. The Corporate Governance Committee will ensure the Board annually reviews the Company's succession plan.

  (f) Corporate Compliance Program. The Corporate Governance Committee shall oversee the Company's Corporate Compliance Program.

  (g) Use of Advisors. The Corporate Governance Committee shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

  (h) Delegation of Authority. The Corporate Governance Committee may form and delegate authority to subcommittees when appropriate.

  (i) Reports to Board. The Corporate Governance Committee shall make regular reports to the Board.

  (j) Annual Review. The Corporate Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

                                   APPENDIX D

                         WAUSAU-MOSINEE PAPER CORPORATION
                          CORPORATE GOVERNANCE GUIDELINES


1. DIRECTOR QUALIFICATIONS

  (a) General Qualifications. A majority of directors must meet the criteria for independence required by the New York Stock Exchange. The Corporate Governance Committee is responsible for reviewing with the Board of Directors, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members' qualification as independent, as well as consideration of diversity, age, skills, and experience in the context of the needs of the Board. Nominees for directorship will be recommended to the Board by the Corporate Governance Committee in accordance with the policies and principles in its charter.

  (b) Number of Directors. The Company's articles of incorporation provide for not less than three, nor more than nine directors, with the precise number to be determined by resolution of the Board. The Board will, from time to time, review the number of directors and make such changes in the size of the Board as it deems appropriate within the parameters of the articles of incorporation.

  (c) Changes in Director Responsibilities. It is the sense of the Board that individual directors whose principal occupation at the time they were elected to the Board changes significantly should volunteer to resign from the Board. It is not the sense of the Board that in every instance the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board through the Corporate Governance Committee to review the continued appropriateness of Board membership under such change in circumstances.

  (d) Service on Other Boards. No director may serve on more than three other public company boards. Directors should advise the Chairman of the Board and the Chairman of the Corporate Governance Committee in advance of accepting an invitation to serve on another public company board.

  (e) Age and Term Limits. No person may be elected a director if he or she would be age 70 or older at the time of the election. The Board does not believe it should establish term limits. While term limits could help insure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Corporate Governance Committee will review each director's continuation on the Board every three years. This will also allow each director the opportunity to conveniently confirm his or her desire to continue as a member of the Board.

2. DIRECTOR RESPONSIBILITIES AND MEETINGS

  (a) Basic Responsibility. The basic responsibility of the directors is to exercise their business judgment to act in what they reasonably believe to be in the best interests of the Company and its shareholders.

  (b) Attendance at Meetings. Directors are expected to attend Board meetings and meetings of committees on which they serve, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board's understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting, and directors should review these materials in advance of the meeting.

  (c) Scope of Board Meetings. The Chairman will approve the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda for any meeting. Each Board member is free to raise at any Board meeting subjects that are not on the agenda for that meeting. The Board will review the Company's long-term strategic plans and the principal issues that the Company will face in the future during at least one Board meeting each year.
                                       D-1
  (d) Meetings of Non-Management Directors. The non-management directors will meet in executive session following the February Board meeting and shall then establish a schedule of additional meetings at such other times as they deem appropriate. The non-management directors shall meet at least two times each fiscal year. At the February meeting each year, the non-management directors shall select a director to preside at all such meetings during the year. The name of the presiding director will be disclosed on the Company's website and in the annual proxy statement.

  (e) Public Statements or Other Communications by Board Members. The Board believes that management speaks for the Company. Individual Board members may, from time to time, meet or otherwise communicate with various constituencies that are involved with the Company, but it is expected that Board members would do this with the knowledge of management and, absent unusual circumstances or as contemplated by the committee charters, only at the request of management. Communication with securities industry professionals and certain shareholders must, however, be in compliance with the Company's policies concerning SEC Regulation FD to avoid unintentional selective disclosure.

  (f) Reliance and Indemnification. In discharging their obligations, directors should be entitled to rely on the honesty and integrity of the Company's senior executives and its outside advisors and independent auditor. The directors shall also be entitled to have the Company purchase reasonable directors' and officers' liability insurance on their behalf and to the benefits of indemnification to the fullest extent permitted by Wisconsin law and as provided in the Company's bylaws.

3. BOARD COMMITTEES

  (a) Committees. The Board will have at all times an Audit Committee, a Compensation Committee, and a Corporate Governance Committee (which shall include the duties of a nominating committee). The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

  (b) Charters. Each of the Audit, Compensation, and Corporate Governance Committees will have its own charter. Each other committee of the Board may adopt a charter as it deems appropriate. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, committee structure and operations, and committee reporting to the Board. The charters will also provide that each committee has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. Each committee will annually evaluate its performance.

  (c) Committee Membership. All of the members of the Audit, Compensation and Corporate Governance Committees will be independent directors under the criteria established by the New York Stock Exchange. Committee members will be appointed by the Board upon recommendation of the Corporate Governance Committee with consideration of the desires of individual directors.

  (d) Duties of Committee Chair. The chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee's charter. The chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee's agenda. The schedule for each committee will be furnished to all directors.

4. DIRECTOR ACCESS TO OFFICERS AND EMPLOYEES

  (a) Access by Directors. Directors have full and free access to officers and employees of the Company. Any meetings or contacts that a director wishes to initiate may be arranged through the CEO or the Secretary or directly by the director. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Company and will, to the extent not inappropriate, copy the CEO on any written communications between a director and an officer or employee of the Company.
                                       D-2
  (b) Officer Participation at Board Meetings. The Board welcomes regular attendance at each Board meeting of senior officers of the Company. The CEO will also make available additional Company personnel on such basis as the Board deems appropriate to assist it in carrying out its obligations.

5. DIRECTOR COMPENSATION

   The form and amount of director compensation will be determined by the Compensation Committee in accordance with the policies and principles set forth in its charter. The Compensation Committee will conduct an annual review of director compensation. The Compensation Committee will consider that directors' independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Company makes substantial charitable contributions to organizations with which a director is affiliated, or if the Company enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.

6. DIRECTOR ORIENTATION AND CONTINUING EDUCATION

   Within two months of their first election to the Board (either by the Board to fill a vacant seat, or at an annual meeting) each director shall receive an orientation presentation by senior management to familiarize the new director with the Company's strategic plans, its significant financial, accounting and risk management issues, its Corporate Compliance Policy and other compliance programs, its principal officers, and its internal and independent auditors. In addition, this orientation will include visits to Company headquarters and, to the extent practical, certain of the Company's significant facilities. Other directors are also invited to attend and to participate in the orientation.

7. CEO EVALUATION AND MANAGEMENT SUCCESSION

  (a) Annual Review of CEO Performance. The Board will review the Compensation Committee's report on its annual review of the CEO's performance in order to ensure that the CEO is providing the best leadership for the Company in the long- and short-term.

  (b) Succession Planning. The Corporate Governance Committee will ensure the Board annually reviews the Company's succession plan. In considering the issue of management succession, the Committee and the Board should consider, among other things, (i) the performance of the CEO, (ii) the CEO's evaluations of other executive officers and any development plans recommended for such individuals, and (iii) any applicable anticipated retirements or other known circumstances which may be expected to affect continuity of management.

  (c) Separation of Offices. The Board has no policy with respect to the separation of the offices of Chairman and the Chief Executive Officer. The Board believes that this issue is part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination when it elects a new chief executive officer.

8. ANNUAL PERFORMANCE EVALUATION

   The Board of Directors will review and consider (i) an annual review of the Board's performance and (ii) whether any changes to these guidelines are appropriate.

                                   APPENDIX E

                        WAUSAU-MOSINEE PAPER CORPORATION
        CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE
                            Adopted December 12, 2002

      These categorical standards are adopted for the purpose of assisting the Board of Directors of Wausau-Mosinee Paper Corporation (the "Company") in making a determination of the independence of each director so as to satisfy the requirements of the New York Stock Exchange, Inc. ("NYSE") with respect to independent directors. These standards apply only to directors who are not officers or employees of the Company and its subsidiaries.

   1. Definition of "Affiliated Company." For purposes of these standards, an "Affiliated Company" means a corporation, partnership, trust, limited liability company and any other entity with which a director of the Company is affiliated by reason of being a director, officer, partner, trustee, manager, other official acting in the capacity of the entity's chief executive officer, or the beneficial owner of 5% or more of the equity interest thereof.

   2. Determination of Material Interest - Affiliated Companies. A business relationship between the Company and an Affiliated Company shall not be considered as creating a material relationship between the Company and the director, and such director shall not fail to be deemed "independent" for purposes of Section 303A of the NYSE Listed Company Manual solely as a result of such relationship, if each of the following standards has been met:

      (a) Purchase or Sales of Goods and Non-Financial Services. In connection with the purchase or sale of goods or the provision of services by an Affiliated Company which is not a bank holding company or depositary institution, (i) the relationship between the Company and the Affiliated Company was in the ordinary course of business of the Company and of the Affiliated Company, (ii) all business between the Company and the Affiliated Company was conducted on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated unaffiliated persons, (iii) the Affiliated Company did not make payments to the Company or its subsidiaries for such goods or services in excess of 2% of the Company's gross revenues for the last full fiscal year nor does the Company reasonably believe such payments will exceed 2% of its gross revenues during its current fiscal year, and (iv) the Company did not make payments to the Affiliated Company or its subsidiaries for goods or services in excess of 2% of the Affiliated Company's gross revenues for the last full fiscal year nor does the Affiliated Company reasonably believe such payments will exceed 2% of its gross revenues during its current fiscal year;

      (b) Extension of Credit by Affiliated Company. Any extension of credit or provision of services by an Affiliated Company which is a bank holding company or depository institution was done (i) in compliance with applicable law, (ii) on substantially the same terms as those prevailing at the time for comparable transactions with similarly situated unaffiliated persons, (iii) no event of default has occurred which remains uncorrected (unless waived), (iv) the Company reasonably believes that such credit and terms are or would be generally available to the Company from other lenders, and (v) the aggregate amount of interest and fees paid by the Company to the Affiliated Company with respect to the extension or extensions of credit and for all other services provided by the Affiliated Company during the last full fiscal year of the Affiliated Company do not exceed 2% of the Affiliated Company's total interest and noninterest income for such fiscal year nor does the Affiliated Company reasonably believe such payments will exceed 2% of its total interest and noninterest income during its current fiscal year; and

      (c) No Extensions of Credit by Company. The Company did not extend credit (other than in the ordinary course of business and in connection with the sale of Company products in accordance with the Company's standard terms) to the Affiliated Company.
                                        E-1
   3. Determination of Material Interest - Provision of Certain Benefits. The provision of medical and dental insurance to a director who is a former employee shall not, in the absence of any other relationship, be considered as creating a material relationship between the Company and the director, and such director shall not fail to be deemed "independent" for purposes of
   Section 303A of the NYSE Listed Company Manual.

                                      PROXY

                        WAUSAU-MOSINEE PAPER CORPORATION
            PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING
                            TO BE HELD APRIL 17, 2003


The undersigned hereby appoint(s) San W. Orr, Jr., Richard L. Radt and Thomas
J. Howatt, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of common stock of Wausau-Mosinee Paper Corporation that the undersigned is entitled to vote at the annual meeting of shareholders to be held on April 17, 2003 and at any adjournment thereof (the "Annual Meeting"). The proxies have the authority to vote such stock as directed on the reverse side hereof with respect to the proposals set forth in the Proxy Statement with the same effect as though the undersigned were present in person and voting such shares. For participants in the Dividend Reinvestment and Stock Purchase Plan, Common Stock Purchase Plan and the Corporation's 401(k) plan, the proxy also serves as voting instructions to the plan administrator or trustee, as applicable, of such plans to vote the shares of common stock beneficially owned by the participants in each plan. The undersigned hereby revokes all proxies heretofore given to vote at the Annual Meeting and any adjournment thereof.

PLEASE INDICATE HOW YOUR STOCK IS TO BE VOTED. IF NO SPECIFIC VOTING INSTRUCTIONS ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

                  (Continued and to be signed on reverse side.)
                        WAUSAU-MOSINEE PAPER CORPORATION
PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY <checked box>

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED BELOW.

1.   Election of Directors:                                           For all except the nominee(s)
                                          For All    Withhold All     written below
     WALTER ALEXANDER, SAN W. ORR, JR.,   <square>     <square>       ______________________________
     AND DAVID B. SMITH, JR.

     In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

                                  Please sign exactly as name appears at left.

                                  Dated _____________________________, 2003

                                  ________________________________________
                                                   Signature

                                  ________________________________________
                                          Signature if held jointly
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by president or other authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.